Exhibit 10.3(a)

VARIETAL DISTRIBUTION HOLDINGS, LLC

2007 SECURITIES PURCHASE PLAN

1.             Purpose of Plan.  This 2007 Securities Purchase Plan (the “Plan”) of Varietal Distribution Holdings, LLC, a Delaware limited liability company (the “Company”), adopted by the Board of Managers of the Company on June 29, 2007, for employees, managers, consultants and advisers of the Company and its Subsidiaries, is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for their management and growth with additional incentives by allowing such persons to acquire an equity interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and, in the case of employees, to remain in their employ. The availability and offering of Common Units and Preferred Units under the Plan also is intended to increase the Company’s and its Subsidiaries’ ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company and its Subsidiaries depends. The Plan is intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and, unless and until the Common Units and Preferred Units are publicly traded, the issuance of Common Units and Preferred Units pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not require the Company to rely on Rule 701 for any issuance pursuant to this Plan to the extent that another exemption from registration under the Securities Act is available for such issuance.

2.             Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

“Board” means the Board of Managers of the Company or any successor governing body thereto.

“Common Units” means “Class A Common Units”, as such term is defined in the Limited Liability Company Agreement.

“Committee” means the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more managers as appointed from time to time to serve by the Board.

“Limited Liability Company Agreement” means “LLC Agreement” means the Limited Liability Company Agreement of the Company, dated on or about the date hereof among the parties from time to time party thereto, as amended from time to time pursuant to its terms.

“Participants” means present and future employees, managers, consultants or advisers of the Company or its Subsidiaries, as such persons may be selected in the sole discretion of the Committee.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Units” means the “Class A Preferred Units”, as such term is defined in the Limited Liability Company Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity..

“Securityholders Agreement” means the Securityholders Agreement, dated on or about the date of the adoption of this Plan, among the Company and holders of the Units signatories thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Units” has the meaning given to such term in the Limited Liability Company Agreement.

3.             Grant or Sale of Units.  The Committee shall have the power and authority to grant without consideration or to sell to any Participant any Units at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Units granted or sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Committee (each a “Management Unit Purchase Agreement”). Participants receiving grants or purchasing Units pursuant to this Plan shall be required, as a condition to such grant or purchase, to become a party to the Limited Liability Company Agreement, the Securityholders Agreement and any other agreement or arrangement determined by the Committee.

4.             Administration of the Plan.  The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of this Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant or sell Units to Participants on such terms and in such amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Units as it shall deem appropriate, (iv) interpret this Plan and, as applied to Participants and their permitted transferees, the LLC Agreement, the Securityholders Agreement and the Management Unit Purchase Agreement  (collectively with the Plan, the “Equity Agreements”) and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Equity Agreements as applied to Participants and their permitted transferees, (v) correct any defect or omission or reconcile any inconsistency in the Equity Agreements as applied to Participants and their permitted transferees and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Equity Agreements as applied to Participants and their permitted transferees. Each action of the Committee or the Board shall be binding on all Participants.

5.             Taxes.  The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from any Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or Units issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

6.             Rights of Participants.  Nothing in this Plan or in any Equity Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiaries or Affiliates for any period of time or to continue his or her present (or any other) rate of compensation. No person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

7.             Certain Adjustments.  The number of Units issued under the Plan to each Participant shall be proportionately adjusted in the case of a Unit split, reverse Unit split, Unit dividend, recapitalization, combination, reclassification or other distribution in respect of the Units without the receipt of consideration by the Company.

8.             Amendment, Suspension, and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without the approval of the Board to the extent such approval is required by law, agreement or the rules of any exchange upon which the Units are listed, and no such amendment, suspension, or termination shall impair the rights of Participants under outstanding Management Unit Purchase Agreements without the consent of the Participants affected thereby, except to the extent provided for in any such Management Unit Purchase Agreement. The Plan shall terminate on the tenth anniversary of the date the Plan has been adopted by the Board and no Units shall be issued hereunder after such date.

9.             Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Units issued hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 9 only if such Board or Committee member has acted in good faith and in a manner that such Board or Committee member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board or Committee member shall give the Company written notice thereof and an opportunity, at the Company’s own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend such action, suit or proceeding on his own behalf.

10.           Shareholder Approval.  The Plan shall be duly approved by a majority of the outstanding Class A Common Units of the Company entitled to vote within 12 months after the Plan has been adopted by the Board.

Adopted by the Board of Managers of the Company, on  June 29, 2007.

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